FORM 8-A/A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRANS-LUX CORPORATION
(Exact name of registrant as specified in its charter)

           Delaware                                   13-1394750
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

110 Richards Avenue, Norwalk, Connecticut               06856-5090
(Address of principal executive offices)                (Zip Code)

         If this Form, relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]


        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:


            Title of each class             Name of each exchange on which
            to be so registered             each class is to be registered

        % Convertible Subordinated              American Stock Exchange
                Notes due 2006

        Securities to be registered pursuant to Section 12(g) of the Act:


None
(Title of class)

                            SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   TRANS-LUX CORPORATION
                                   (Registrant)

Dated:  December 10, 1996
                                       /s/ Angela Toppi
                                   By:_________________________________
                                        Angela Toppi, Senior Vice President and
                                        Chief Financial Officer





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